ESCROW AGREEMENT

     This ESCROW AGREEMENT (the "Escrow Agreement") is entered into as of February 9, 2000 by and between WAMEX HOLDINGS, INC., a New York corporation ("WAMEX"), M. RICHARD CUTLER, an individual ("Cutler"), BRIAN A. LEBRECHT, an individual ("Lebrecht"), VI BUI, an individual ("Bui"), and MRC LEGAL SERVICES CORPORATION, a California corporation doing business as Cutler Law Group, as escrow agent ("Escrow Agent"). Each of WAMEX, Cutler, Lebrecht, and Bui may be referred to as a "Party" and collectively as the "Parties".

                                 R E C I T A L S

     A. WAMEX, Cutler, Lebrecht, and Bui have entered into a Stock Exchange Agreement of even date herewith (the "Stock Exchange Agreement") wherein WAMEX agreed to issue an aggregate of 47,500 shares of "restricted" stock to Cutler, Lebrecht and Bui (the "Restricted Shares") as follows: Cutler, 36,500 shares (the "Cutler Restricted Shares"); Lebrecht, 8,250 shares (the "Lebrecht Restricted Shares"), and Bui, 2,750 shares (the "Bui Restricted Shares").

     B. WAMEX has also agreed, as part of the Stock Exchange Agreement, to issue up to an aggregate of 2,500 shares of "restricted" common stock (the "Conchology Shareholders Shares") to the six shareholders of Conchology, Inc. (other than Cutler, Lebrecht, and Bui) (the "Conchology Shareholders") upon presentment by the Conchology Shareholders of their stock certificates representing ownership of Conchology common stock at the rate of one share of WAMEX common stock for each twelve shares of Conchology common stock.

     C. WAMEX, Cutler, Lebrecht, and Bui have entered into a Consulting Agreement of even date herewith (the "Consulting Agreement") wherein WAMEX agreed to issue an aggregate of 100,000 shares of common stock as follows:
Cutler, 72,000 shares (the "Cutler Consulting Shares"); Lebrecht, 21,000 shares (the "Lebrecht Consulting Shares"); and Bui, 7,000 shares (the "Bui Consulting Shares"). As part of the Consulting Agreement, WAMEX has agreed to register the Cutler Consulting Shares, Lebrecht Consulting Shares, and Bui Consulting Shares on Form S-8 within five days of execution of the Stock Exchange Agreement.

     D. WAMEX, Cutler, Lebrecht, and Bui have entered into a Put Option Agreement of even date herewith (the "Put Agreement") wherein Cutler, Lebrecht, and Bui have the option to put the Cutler Consulting Shares, Lebrecht Consulting Shares, and Bui Consulting Shares back to WAMEX at a price of $6.50 per share. WAMEX has agreed to issue an additional 70,000 shares of common stock (the "Security Shares"), to be registered on Form S-8, and deliver them to the Escrow Agent to be distributed in accordance with the terms of this Escrow Agreement.

     E. The Parties hereto have agreed to deposit the Cutler Restricted Shares, Lebrecht Restricted Shares, Bui Restricted Shares, Conchology Shareholders Shares, Cutler Consulting Shares, Lebrecht Consulting Shares, Bui Consulting Shares, and the Security Shares (all of which shall be referred to herein as the "Escrow Shares") with the Escrow Agent to be distributed in accordance herewith.

     F. Escrow Agent has agreed to act as the escrow agent hereunder, in accordance with the terms and conditions set forth in this Escrow Agreement.

     NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. APPOINTMENT OF ESCROW AGENT. The Parties hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent, the Escrow Shares and the Escrow Agent hereby accepts such appointment and designation.

     2. ESCROW DELIVERY. No later than February 14, 2000, WAMEX shall deliver the Escrow Shares to the Escrow Agent to be held by the Escrow Agent and released in accordance with the terms of this Escrow Agreement.

     3.     CONDITIONS  OF  ESCROW.

     3.1     The Escrow Deposit.  Escrow Agent shall hold and release the Escrow
             ------------------
Shares  as  follows:

a.     Release  of the Cutler Restricted Shares, Lebrecht Restricted Shares, Bui
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Restricted Shares, Cutler Consulting Shares, Lebrecht Consulting Shares, and Bui
--------------------------------------------------------------------------------
Consulting  Shares.
------------------

i. The Escrow Agent shall release and distribute the Cutler Restricted Shares, Lebrecht Restricted Shares, Bui Restricted Shares, Cutler Consulting Shares, Lebrecht Consulting Shares, and Bui Consulting Shares to the respective holder thereof, or their assigns, immediately upon the filing of a Form 8-K with the Securities and Exchange Commission describing the transaction contemplated by the Stock Exchange Agreement, and the receipt of verbal notice by the Escrow Agent and WAMEX from the NASD that WAMEX is in compliance with Rule 6530.

ii. The Escrow Agent shall release and distribute the Cutler Restricted Shares, Lebrecht Restricted Shares, Bui Restricted Shares, Cutler Consulting
Shares, Lebrecht Consulting Shares, and Bui Consulting Shares to WAMEX in the event the condition precedent set forth in section 3.1(a)(i) is not satisfied by March 15, 2000.

b.     Release  of  Conchology  Shareholders  Shares.  The  Escrow  Agent  shall
       ---------------------------------------------
release and distribute the Conchology Shareholders Shares to each of the Conchology Shareholders upon the receipt, by the Escrow Agent, of written notice from a Conchology Shareholder, accompanied by their Conchology stock certificate, of their desire to exchange their Conchology common stock for WAMEX common stock.

c.     Release  of  Security  Shares.  The  Escrow  Agent  shall  release  and
       -----------------------------
distribute  the  Security  Shares  as  follows:

i. In the event that Cutler, Lebrecht, and Bui have exercised their rights under the Put Agreement, and WAMEX has breached their obligations thereunder, then the Escrow Agent shall sell that number of the Security Shares necessary so that the gross receipts (excluding brokerage commissions, taxes, and other similar fees) received as a result of the sale of the Cutler Consulting Shares, Lebrecht Consulting Shares, Bui Consulting Shares, and Security Shares, is equal to $650,000.

ii. The Escrow Agent shall release and distribute the Security Shares to WAMEX in the event the condition precedent set forth in section 3.1(a)(i) is not satisfied by March 15, 2000.

iii.     to  WAMEX,  Lebrecht,  Cutler, and Bui, as the case may be, pursuant to
(a) written instructions executed by WAMEX, Cutler, Lebrecht and Bui, or (b) any "final order" of a court of competent jurisdiction, any such order being deemed to be "final" if (i) such order has not been reserved, stayed, enjoined, set aside, annulled or suspended, (ii) no request for a stay, suspension or an injunction, petition for reconsideration or appeal, or sua sponte action with
                                                          --- ------
comparable effect is pending with respect to the order, and (iii) the time for filing any such request, petition or appeal or further taking of any such sua
                                                                             ---
sponte  action  has  expired.
  ----

3.2     Conflicting  Instructions.  If  a controversy arises between the Parties
        -------------------------
concerning the release of the Escrow Assets hereunder, they shall notify the Escrow Agent. In that event (or, in the absence of such notification, if in the good faith judgment of the Escrow Agent such controversy exists), the Escrow Agent shall not be required to resolve such controversy or take an action but shall be entitled to await resolution of the controversy by joint instructions from the Parties. The Escrow Agent may institute an interpleader action in state or federal court in the State of California to resolve such controversy. If a suit is commenced against the Escrow Agent, it may answer by way of interpleader and name the Parties as additional parties to such action, and the Escrow Agent may tender the Escrow Assets into such court for determination of the respective rights, titles and interests of the Parties. Upon such tender, the Escrow Agent shall be entitled to receive from the Parties its reasonable attorneys' fees and expenses incurred in connection with said interpleader action or in any related action or suit. As between the Parties, such fees, expenses and other sums shall be paid by the party which fails to prevail in the proceedings brought to determine the appropriate distribution of the Escrow
Assets. If and when the Escrow Agent shall so interplead such Parties, or either of them, and deliver the Escrow Assets to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard. Nothing herein shall prejudice any right or remedy of the Escrow Agent.

     4.     CONCERNING  ESCROW  AGENT

     4.1     Duties.  Escrow  Agent  undertakes  to perform all duties which are
             ------
expressly set forth herein; provided, however, that the Escrow Agent shall not be required to make or be liable in any manner of its failure to make any determination under the Agreement or any other agreement, including whether any of the Parties is entitled to delivery of the Escrow Assets under the Stock Exchange Agreement, Consulting Agreement, or Put Agreement.

     4.2     Indemnification.
             ---------------

a. Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instructions or request furnished to it hereunder and believed by it to be genuine and authorized.

b. Escrow Agent shall not be liable for any action taken by it in good faith and without gross negligence or wilful misconduct, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

c. The Parties, and each of them, hereby agrees to indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence or wilful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent's entering into this Escrow Agreement and carrying out the Escrow Agent's duties hereunder, including, without limitation, costs and expenses of defending the Escrow Agent against any claim or liability with respect thereto.

d. Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property, nor is the Escrow Agent a party to any other agreement entered into among the Parties.

     4.3     Other  Matters.  Escrow  Agent  (and  any successor escrow agent or
             --------------
agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the other parties hereto, and provided further that a mutually acceptable successor Escrow Agent(s) within such fifteen (15) day period, the Escrow Agent may petition any court in the State of California having jurisdiction to designate a successor Escrow Agent. The resignation of the Escrow Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the Escrow Assets to the successor escrow agent(s). The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the Escrow Agent. In the event of litigation or dispute by the Parties in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action is agreed in writing by the Parties, or until receipt of any order pursuant to 3.1(c)iii or 3.1(d)iii above directing the Escrow Agent with respect to the action which is the subject of such litigation or dispute.

     5. TERMINATION. This Escrow Agreement shall be terminated upon the release of the Escrow Assets in accordance with the terms and conditions of
Section 3 hereof, or otherwise by written mutual consent signed by all parties hereto.

     6. NOTICE. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Escrow Agreement shall be in writing and shall be hand delivered (including delivery by courier), sent by facsimile, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If  to  WAMEX:          3040  Nostrand  Avenue
                             Marine  Park,  NY  11229
                             Attn:  Mitchell  H.  Cushing,  CEO
                             Facsimile  (_____)  ____________________

     If  to  the  Cutler,  Lebrecht     c/o  Cutler  Law  Group
     or  Bui:                           610  Newport  Center  Drive,  Suite  800
                                        Newport  Beach,  CA  92660
                                        Facsimile  No.:  (949)  719-1988
                                        Attention:  M.  Richard  Cutler,  Esq.

     If  to  Escrow  Agent:   MRC  Legal  Services  Corporation
                              610  Newport  Center  Drive,  Suite  800
                              Newport  Beach,  CA  92660
                              Attn:  M.  Richard  Cutler,  President
                              Facsimile  (949)  719-1988

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     7. BENEFIT AND ASSIGNMENT. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision in this Escrow Agreement against any of the parties hereto, and the covenants and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns this Escrow Agreement or any rights hereunder without the prior written consent of the parties hereto.

     8. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement, the Honeyman Settlement, and the Wilson Settlement executed simultaneously herewith contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     9. HEADINGS. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     10. GOVERNING LAW; VENUE. This Escrow Agreement shall be governed and constructed under and in accordance with the laws of the State of California (but not including the conflicts of laws and rules thereof). For purposes of any action or proceeding involving this Escrow Agreement each of the parties to this Escrow Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of California and consents to the service of any process or paper by registered mail or by personal service within or without the State of California in accordance with applicable law, provided a reasonable time for appearance is allowed.

     11. SIGNATURE IN COUNTERPARTS. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     12. ATTORNEY'S FEES. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.


WAMEX  Holdings,  Inc.

/s/  Mitchell H. Cushing
___________________________________
By:     Mitchell  H.  Cushing
Its:     Chief  Executive  Officer


/s/  M. Richard Cutler                    /s/  Brian A. Lebrecht
___________________________________      ___________________________________
M.  Richard  Cutler                       Brian  A.  Lebrecht


/s/  Vi Bui
___________________________________
Vi  Bui



MRC  LEGAL  SERVICES  CORPORATION

/s/  M. Richard Cutler
____________________________________
By:     M.  Richard  Cutler
Its:     President